Farmers New World Life Insurance Company
Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400
Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975
Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008

FARMERS LIFE INSURANCE

Application Number: LA

Application for Life Insurance Part 1

A. Primary Proposed Insured

Name of Primary Proposed Insured *(First/Middle/Last/Suffix i.e. Jr., Sr.)*

Gender ☐ Male ☐ Female	Date of Birth *(mm/dd/yyyy)*	Place of Birth *(State, Country)*	Social Security Number (SSN)

Marital Status	Driver License Number	License Issue State	Height	Weight

Residence Address *(Street, City, State, Zip Code)*

Billing Address *(Street, City, State, Zip Code) (if different from Residence Address)*

Primary Telephone Number	Secondary Telephone Number	Primary Language Spoken *(if other than English)*

Occupation	Duties	Number of Years

Employer Name	Annual Income	Annual Household Income

Parent Name *(if Primary Proposed Insured is a juvenile and if other than Proposed Policy Owner)*

B. Additional Proposed Insured

Name of Additional Proposed Insured *(First/Middle/Last/Suffix i.e. Jr., Sr.)*

Gender ☐ Male ☐ Female	Date of Birth *(mm/dd/yyyy)*	Place of Birth *(State, Country)*	Social Security Number (SSN)

Marital Status	Driver License Number	License Issue State	Height	Weight

Residence Address *(Street, City, State, Zip Code)*

Occupation	Duties	Number of Years	Annual Income

Employer Name	Relationship to Primary Proposed Insured ☐ Spouse ☐ Parent ☐ Other ________________

C. Proposed Policy Owner

Complete only if other than the Primary Proposed Insured.
Note: Complete section O for Trust Ownership, Policy Co-Owner (optional) and Successor Policy Owner (optional).

Name of Proposed Policy Owner *(First/Middle/Last/Suffix i.e. Jr., Sr.)*

Primary Telephone Number	Secondary Telephone Number	Primary Language Spoken *(if other than English)*

Relationship to Primary Proposed Insured ☐ Business ☐ Spouse ☐ Parent ☐ Other ________________

Gender ☐ Male ☐ Female	Date of Birth *(mm/dd/yyyy)*	Place of Birth *(State, Country)*	Taxpayer ID Number or SSN

Address *(Street, City, State, Zip Code)*
31-4410
(10/07)

| | | | | | | | | D. Product Information Plans, Benefits, and Riders may not be available in all states. Benefits and Riders may not be available for all plans. } (See Product Guide for Product Information) }
| | | | | | | | | — Plan Whole Life plans only — nonforfeiture options: Universal Life plans only: Face Amount $ ☐ Automatic Premium Loan Death Benefit Option (choose one) ☐ Standard ☐ Preferred ☐ Premier ☐ Extended Term Insurance ☐ Increasing/Variable (A) ☐ Non-nicotine ☐ Nicotine ☐ Juvenile ☐ Reduced Paid-Up Insurance ☐ Level (B) Accidental Death Benefit $ ☐ Automatic Increase Benefit Guaranteed Insurability Benefit (select no more than one of the following) $ (juvenile policy only) ☐ Waiver of Deduction ☐ Waiver of Premium (adult policy only) ☐ Monthly Disability Benefit ☐ Payor/Owner Benefits (juvenile policy only) $ per month ☐ Other/Additional Insured Insurance Amount $ Children’s Insurance Rider units ☐ Accelerated Benefit Rider for Terminal Illness (Complete disclosure form, if applicable) —— —— —
Premier Whole Life only: Excess Credit Option ☐ Cash ☐ Paid-Up Additions ☐ Premium/Retirement Deposit Fund ☐ Reduced Premium Single Premium Rider $ One-Year Term Rider $ — Level Term 2000 (20 and 30 year) only: ☐ Critical Illness Accelerated Benefit Rider $ Benefit Amount (Complete disclosure form and Application Supplement) — E. Sales Illustration — Has the Proposed Policy Owner been provided a written illustration that conforms to this Application for life insurance coverage? ☐ Yes ☐ No
F. Payment and Billing Information A modal billing fee may apply for payments other than annual. — Total payment submitted with application: $
— Billing Method:
☐ Bank Check Plan monthly deduction ☐ Farmers EasyPay number ☐ Direct Bill (select desired frequency) (Complete a Bank Authorization form) ☐ Folio/Agent Payroll Deduction ☐ Annual ☐ Semi-Annual ☐ Government Allotment ☐ FIG/Farmers Employee Deduction ☐ Monthly ☐ Quarterly ☐ Other — Universal Life Plans: Planned Premium $ Lump Sum Payment $
— Premium/Retirement Deposit Fund: Initial Payment $ Regular Payment $
G. Other Insurance In Force and Replacement Complete for all Proposed Insured(s). (Use “Other Remarks” in section P if necessary.) Primary Proposed Insured Additional Proposed Insured —— —— —
Is there any life insurance in force or application pending on the life of any Proposed Insured? If “Yes,” provide details below. ☐ Yes ☐ No ☐ Yes ☐ No —— —— —
Will any life insurance or annuity be reduced, replaced, or discontinued; or will payment of premiums be stopped if the insurance applied for is issued? If “Yes,” complete required replacement form(s) and provide details below. ☐ Yes ☐ No ☐ Yes ☐ No —— —— —
Proposed Insured Company Name Life Amount ADB Amount Policy Number Will Policy be Replaced? —— —— —— —— —— —
Is the insurance applied for intended to be a 1035 Exchange? If “Yes,” complete 1035 Exchange forms. ☐ Yes ☐ No
(10/07)

| | | | | | | | |
H. Children’s Insurance Rider Information Complete only when Children’s Insurance Rider is requested. (Use “Other Remarks” in section P, if necessary.) } —— Name of Child (First/Middle/Last/Suffix i.e. Jr., Sr.) } Gender Relationship } Date of Birth Social Security Number } Height Weight —— —— —— —— —— —— —
| | | | | | | | | Has any child ever had, been treated, or hospitalized for any congenital or birth disorder, any heart disorder, cancer, tumor, diabetes, seizures, or any other disease or disorder (Indiana and Oregon residents only: during the past 10 years) (Wisconsin residents only: excluding HIV or AIDS)? ☐ Yes ☐ No If “Yes,” provide child’s name, disease or disorder, date of diagnosis, tests and medications prescribed. Include Physician, Health Care Provider and/or Hospital name, address, telephone number, and date of last visit: I. Juvenile Plan Information Complete for juvenile plan only. (Use “Other Remarks” in section P, if necessary.) —
List amount of life insurance on: Mother: Father: Each Child: If there is no insurance on one or both parents, or different amounts on other children, please explain and provide complete details: J. Payor/Owner Benefit Information Complete only when Proposed Policy Owner is applying for Payor/Owner Benefits on a juvenile plan. — Proposed Policy Owner’s Height: Proposed Policy Owner’s Weight: —— — Have you, the Proposed Policy Owner, in the past five years, received any treatment or medication for, or been diagnosed as having any kind of cancer or tumor, stroke, diabetes, drug or alcohol dependency; or any disease or disorder of the heart, lungs, liver, or kidney; or disability, including receiving disability income benefits? ☐ Yes ☐ No If “Yes,” include dates and disorders: K. Proposed Insured(s) Primary Care Physician / Health Care Provider (Use “Other Remarks” in section P, if necessary.) — Please provide name, address, and telephone number of the Primary Care Physician or Health Care Provider for all Proposed Insureds. — Proposed Insured Name: Physician/Provider Name and Address: Date and reason for last visit: L. Temporary Insurance Eligibility Question —
In the past two years, has the Primary Proposed Insured, or Additional Proposed Insured named in this Application, received any treatment or medication for, or been diagnosed as having any kind of cancer or tumor, stroke, drug or alcohol dependency, or any disease or disorder of the heart, liver or kidney? ☐ Yes ☐ No

M. Supplementary Information *(Use appropriate "Additional Details" space in section P, if necessary.)*	**Primary Proposed Insured**	**Additional Proposed Insured**
1.a. Are you a United States Citizen?	☐ Yes ☐ No	☐ Yes ☐ No
1.b. How long have you continuously resided in the United States?		
1.c. If not a United States Citizen, are you residing here legally with a Temporary (Non-immigrant) Visa or Permanent Resident Visa (Green Card)?	☐ Yes ☐ No	☐ Yes ☐ No
1.d. Visa Type and Expiry date:		
2. Have you, in the past five years, used Tobacco or Nicotine products in any form? ***If "Yes," provide type of Tobacco/Nicotine product and date of last use:***	☐ Yes ☐ No	☐ Yes ☐ No
3. Have you, in the past 10 years, had your driver's license suspended, revoked, or been convicted of reckless driving, or driving under the influence (DUI/DWI)? ***If "Yes," provide date(s), type(s) of violation(s), and location (city and state):***	☐ Yes ☐ No	☐ Yes ☐ No
4. Have you, in the past 10 years, pled guilty or no contest to, or been convicted of a felony? ***If "Yes," provide date(s) of conviction(s), type(s) of felony(ies), location (city and state), and date(s) of release from court supervision:***	☐ Yes ☐ No	☐ Yes ☐ No
5. Have you, in the past two years, flown as a student pilot, pilot or crewmember (or do you plan to in the future)? ***If "Yes," complete an aviation questionnaire.***	☐ Yes ☐ No	☐ Yes ☐ No
6. Have you, in the past two years, on a professional or amateur basis, participated in airborne sports, motor powered racing, mountain or rock climbing, or scuba diving (or do you plan to in the future)? ***If "Yes," complete the applicable questionnaire.***	☐ Yes ☐ No	☐ Yes ☐ No
7. Within the next two years, do you plan to travel or work outside the United States? ***If "Yes," provide destination, purpose, dates, and length of time:***	☐ Yes ☐ No	☐ Yes ☐ No
8. Have you had an application for life, accident, or health insurance, or reinstatement of a policy, declined, postponed, cancelled, or issued other than as applied for? ***If "Yes," provide date(s), type(s) of insurance, final action, and reason(s):***	☐ Yes ☐ No	☐ Yes ☐ No
(10/07)

| | |
N. Beneficiary Information Beneficiaries by class will share and share alike unless specific percentages are noted. (Use “Other Remarks” in section P, if necessary.) } —— Primary Beneficiary(ies) Name(s) (First/Middle/Last/Suffix i.e. Jr., Sr.) % of share Date of Birth Relationship to Primary (must total 100%) (mm/dd/yyyy) Proposed Insured —— —— —— — Contingent Beneficiary(ies) Name(s) (First/Middle/Last/Suffix i.e. Jr., Sr.) % of share Date of Birth Relationship to Primary (must total 100%) (mm/dd/yyyy) Proposed Insured —— —— —— — If a Testamentary Trust is named as Beneficiary, has a will been established? ☐ Yes ☐ No } —
| | | Include delay clause? ☐ Yes ☐ No If “Yes,” ☐ 15-day, or indicate number of days: — days (not to exceed 180 days) O. Trust Ownership, Policy Co-Owner (optional) and Successor Policy Owner (optional) — ☐ Trust Ownership Name of Trust: Trust Date: ☐ Policy Co-Owner ☐ Successor Policy Owner Name: Address: Gender: Date of Birth: Relationship to Primary Proposed Insured: Social Security/Tax Identification Number: — P. Additional Details / Other Remarks — Primary Proposed Insured’s Additional Details (Use for any explanation where space is insufficient. Indicate question number.) Question Number Details — Additional Proposed Insured’s Additional Details (Use for any explanation where space is insufficient. Indicate question number.) Question Number Details —
Other Remarks (Use for explanation where space is insufficient. Indicate section and give full details.) — Section Details —
(10/07)

Certification, Authorization and Acknowledgement Signatures
Temporary Insurance Agreement (TIA) Coverage
Farmers New World Life Insurance Company (FNWL) agrees to provide Temporary Insurance coverage on the life of the Primary Proposed Insured and Additional Proposed Insured named in this Application and children to be covered under a Children’s Insurance Rider for the policy face amount applied for (not including riders or supplemental benefits) or $50,000, whichever is less, subject to the terms, eligibility requirements, and limitations stated on page 7 of this Application. Coverage is not available to any person named in this Application or Application Supplement if: 1. The Temporary Insurance Eligibility Question in section “L” on page 3 is answered "Yes” or left blank by or for the Primary Proposed Insured and Additional Proposed Insured; or 2. the Temporary Insurance eligibility requirements listed on page 7 cannot be met for any Proposed Insured; or 3. the first full modal premium has not been received with this Application. I (We) represent that the answer to the Temporary Insurance Eligibility Question is true to the best of my (our) knowledge and belief. I (We) understand and agree that if the answer is found to be false, the Temporary Insurance may be denied or declined. I (We) acknowledge that I (we) have read, or have had read to me (us), the terms of the Temporary Insurance Agreement and, if the conditions have been truthfully met, I (we) have received a copy of the Receipt of Premium for Temporary Insurance Coverage and the Temporary Insurance Agreement that outlines the terms and conditions of coverage. I (We) understand that no agent or representative is authorized to change or waive the terms of this Temporary Insurance Agreement.
Illustration
If the Proposed Policy Owner(s) has not been provided a written illustration, I (we), as Proposed Policy Owner(s), acknowledge that no illustration conforming to the coverage being requested has been provided yet, and if required by state regulation, an illustration conforming to the policy as issued will be provided no later than at the time of the Policy Contract delivery.
Taxpayer Certification
Under penalties of perjury, I (we), as Proposed Policy Owner(s), certify that: 1. The Social Security Number(s) shown on this form is (are) my (our) correct taxpayer identification number(s) (TIN) (or I (we) am (are) waiting for a number to be issued to me (us)), and 2. I (We) am (are) not subject to backup withholding because: (a) I (we) am (are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding, and 3. I (We) am (are) a U.S. person(s) (including a U.S. resident alien).
If any of the answers above are “No,” please initial and date here: . An IRS Form W-9 must be completed, signed and submitted with this Application.
Authorization
I (We) authorize any licensed physician; medical practitioner; hospital; clinic or other medical or medically related facility; insurance company; the Medical Information Bureau; the Veterans Administration; or any consumer reporting agency, who possesses any information regarding medical history; care; treatment; advice, including but not limited to information related to HIV; sexually transmitted disease; nicotine use; drug use or treatment; prescription drug history; alcoholism; or mental health disorder; or non-medical information, such as motor vehicle; financial and criminal records, pertaining to me (us) to give to FNWL, its reinsurers and their authorized representatives any such information. I (We) realize that I (we) or my (our) authorized representative have the right to receive a copy of this authorization. A copy of this authorization shall be as valid as the original. This authorization is valid for 24 months from the date shown below. If my (our) state laws address the collection, use, and disclosure of HIV/Acquired Immunodeficiency Syndrome (AIDS) related information by Insurers, I (we) will receive a separate notice regarding the collection and disclosure of HIV/AIDS related information. I (We) understand that portions or all of the data collected to create this Application for Life Insurance Part 1 (Application), including my (our) signature(s), may be transmitted by electronic means and/or retained in electronic format. By signing below, I (we) consent to this transaction by electronic means and confirm that I (we) have not withdrawn my (our) consent. I (We) will receive a paper copy of this Application with the Policy Contract, if issued, or upon receipt of a written request directed to FNWL.
Acknowledgement
I (We) have read, or have had read to me (us), the Important Notice disclosure statement given to me (us) on this date. I (We) have read the completed Application, or have had it read to me (us), and agree that all answers are true and complete to the best of my (our) knowledge and belief and will be relied upon to determine my (our) insurability. I (We) acknowledge that this Application and any additional applications, application amendments, application supplements, questionnaires, and medical examination forms, completed and signed by me (us), are part of the Application and will be attached to, and made part of the Policy Contract, if issued. I (We) understand that receipt of the Application and any attached forms by FNWL does not guarantee a policy will be issued. I (We) agree that: (1) I (We) will notify FNWL if any statement or answer given in any part of the Application changes prior to delivery of the Policy Contract; and (2) except as provided in the Temporary Insurance Agreement, if eligible, the insurance policy will not begin unless the first modal premium is paid and all persons proposed for insurance are living and insurable as set forth in applications attached to the Policy Contract when it is delivered to the Policy Owner on or after the issue date. I (We) also acknowledge that I (we) have read, or have had read to me (us), the fraud warning and/or other notice listed on Form 31-4226 for my (our) state of residence, if any.
Signed at on Primary Proposed Insured Signature (or parent if Primary Proposed Insured is a juvenile) Signed at State on Month, Day, Year —— — Proposed Policy Owner Signature (if other than State Month, Day, Year Primary Proposed Insured), and title, if applicable —— — Additional Proposed Insured Signature Proposed Owner’s Policy Co-Owner Signature Spouse Signature and title, if applicable (where required in community property states when a person other than Policy Owner’s spouse is named as Primary Beneficiary) —— —— — I certify that I have truly and accurately recorded on this Application the information given by the Primary Proposed Insured, Additional Proposed Insured, and Proposed Policy Owner(s). To the best of my knowledge, the life insurance applied for ☐Is ☐Is Not intended to replace or reduce current coverage with this or any other company. If a replacement, was sales material used in the solicitation? ☐Yes ☐No. If “Yes,” you must submit copies of the materials to FNWL and/or the Proposed Policy Owner(s), if applicable, as required by state regulations. Agent Name (please print or type) Agent Signature Agent/Representative Code Number Date —
(10/07)

Receipt of Premium for Temporary Insurance Coverage Received from the sum of $ in connection with the Application for Life Insurance Part 1 bearing the same number as this receipt. If the Company declines to issue a policy, this payment will be refunded without interest. Please make check payable to Farmers New World Life. Dated Signature of Agent or Authorized Representative X
Farmers New World Life Insurance Company
Mercer Island Life Office: 3003 77thAve. S.E., Mercer Island, WA 98040-2890 (206)232-8400 Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975 Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008
Receipt Number: LA
Farmers New World Life Insurance Company
Temporary Insurance Agreement for Application for Life Insurance
In consideration of the Application and payment of the modal premium, Farmers New World Life Insurance Company (FNWL) agrees to provide life insurance for a limited period of time, subject to the following conditions and limitations:
Temporary Insurance coverage applies only to the Primary Proposed Insured, and Additional Proposed Insured named in this Application, and children to be covered under a Children’s Insurance Rider, and is limited to $50,000 or the amount applied for (excluding any riders and supplemental benefits), whichever is less; and is subject to the terms, eligibility requirements and limitations stated below. Temporary Insurance coverage does not include any benefits provided under riders or supplemental benefits applied for or made a part of the policy.
No coverage is in effect unless the following Temporary Insurance coverage ends on the date:
eligibility requirements are met: 1. The life insurance policy takes effect; or 1. The Primary Proposed Insured, Additional Proposed 2. the Proposed Policy Owner receives notice Insured, and children to be covered under a that either this Temporary Insurance coverage Children’s Insurance Rider, are more than 15 days or the Application for Life Insurance has and less than 70 years of age on the date this been declined; and in no case later than Application is signed; and 12:01 a.m. Pacific Standard Time of the fifth 2. the Temporary Insurance Eligibility Question is day after FNWL has mailed a letter giving truthfully answered “No” for the Primary Proposed such notice; or Insured and Additional Proposed Insured named in 3. FNWL receives the Proposed Policy Owner’s this Application. signed request to cancel; in which case the Important: If these two requirements are not met, no full amount paid will be refunded. agent or representative of FNWL is authorized to No temporary benefits will be paid if: accept money and no coverage is in effect. No agent 1. The initial premium check and/or draft or representative has the authority to change the submitted is not honored by the bank upon terms and conditions of this Agreement. first presentation; or Temporary Insurance coverage begins on the date: 2. the Primary Proposed Insured, Additional 1. The two eligibility requirements above are met; Proposed Insured, or any child to be covered and under the Children’s Insurance Rider, dies by 2. the Primary Proposed Insured, Additional Proposed suicide whether sane or insane; in which case Insured, and Proposed Policy Owner(s) completes and FNWL’s only obligation will be to refund the signs this Application; and premium submitted; or 3. the selected modal premium (in no case less than 3. a material misrepresentation or omission 1/12th of the minimum first year’s of fact is made with respect to the premium) is submitted to FNWL. eligibility requirements or the Temporary Insurance Eligibility Question; in which case Temporary Insurance coverage will be void and FNWL’s only obligation shall be to return the premium paid.
Any Temporary Insurance coverage payable shall be paid to the Beneficiary(ies) listed in this Application or Children’s Insurance Rider, whichever is applicable.
(10/07)

Farmers New World Life Insurance Company
Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400 Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975 Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008
Important Notice — Leave this Disclosure Statement with the Primary Proposed Insured and Additional Proposed Insured —
We appreciate your Application for Life Insurance with Farmers New World Life, and want to assure you that your request will receive prompt consideration. As part of our normal procedure for processing your request, an investigative consumer report may be obtained regarding you. You have the right to be interviewed in connection with this report. The information is secured by an independent inspection company or by Farmers New World Life through personal interviews with your friends, neighbors, business associates, and others with whom you may be acquainted. This report, if obtained, contains information as to personal character, general reputation, and mode of living except as may be related directly or indirectly to your sexual orientation. Upon written request to us, further information as to the nature and scope of this report will be provided. You may also request a copy of the report. If inaccuracies exist in the report, you have the right to request correction. Corrections will be made upon our receipt of proof of the inaccuracy. Any adverse underwriting decision based on this report will be disclosed to you in writing. Information regarding your insurability will be treated as confidential. Farmers New World Life or its reinsurers, may however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization to life insurance companies which operates an information exchange on behalf of its members. If you apply to another Bureau member for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information it may have in its file. Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information in the Bureau’s file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau’s information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112; toll-free telephone number: (866)
692-6901 (TTY 866-346-3642 for hearing impaired). Farmers New World Life, or its reinsurers, may also release information in its file to other life insurance companies to which you may apply for life or health insurance, or to which a claim for benefits may be submitted during the consideration of a claim.

Farmers New World Life Insurance Company
Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400
Columbus Life Office: P.O. Box 18325, Columbus, OH 43218-2325 (614) 764-9975
Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008

FARMERS LIFE INSURANCE

Application Number: LA

Application for Life Insurance Part 2 - Medical History Statement

Name of Proposed Insured *(Please print: First/Middle/Last/Suffix i.e. Jr., Sr.)*	Date of Birth *(mm/dd/yyyy)*	Social Security Number (SSN)

A. Medical Information

(Please include all details to any "Yes" answers, or any additional information from this section, in the Additional Details section on the following page.)

1. Have you lost more than 15 pounds over the past 12 months? ☐ Yes ☐ No
2. Do you have any congenital or birth disorders? ☐ Yes ☐ No
3. Have you ever consulted a Physician or other Health Care Provider, been treated, hospitalized, or taken medication for (***Indiana*** *and* ***Oregon*** *residents only:* during the past 10 years):
   a. High blood pressure, high cholesterol, heart attack, murmur, stroke, chest pain, or any other disease or disorder of the heart or blood vessels? ☐ Yes ☐ No
   b. Cancer, tumor, mass, or any malignant or benign growth? ☐ Yes ☐ No
   c. Diabetes, anemia or other blood disorder (excluding HIV), or disease or disorder of the thyroid or any other glands? ☐ Yes ☐ No
   d. Hepatitis, cirrhosis, or other disease or disorder of the liver, pancreas or spleen? ☐ Yes ☐ No
   e. Depression, or other psychiatric or mental health disease or disorder? ☐ Yes ☐ No
   f. Seizures, multiple sclerosis, memory loss, or other disease or disorder of the nervous system? ☐ Yes ☐ No
   g. Sleep apnea, asthma, emphysema, or other disease or disorder of the lungs or respiratory system? ☐ Yes ☐ No
   h. Kidney disorder, or other disease or disorder of the urinary system? ☐ Yes ☐ No
   i. Colitis, or any other disease or disorder of the digestive system? ☐ Yes ☐ No
4. Have you ever tested positive for Human Immunodeficiency Virus (HIV) antibodies or antigens? (***Indiana*** *and* ***Oregon*** *residents only:* during the past 10 years) (***California*** *residents* need only reveal results of HIV tests taken for the purpose of obtaining insurance.) (***North Dakota*** *residents* need not respond.) (***Wisconsin*** *residents* need disclose only results of an FDA-licensed test given by a member of the medical profession and need not disclose test results received at an anonymous counseling and testing sites or the results of a home test kit.) ☐ Yes ☐ No
5. Have you ever had, been diagnosed by a medical professional with, or received treatment for Acquired Immunodeficiency Syndrome (AIDS), AIDS related complex (ARC), or other immune disorder? (***Indiana*** *and* ***Oregon*** *residents only:* during the past 10 years) (***California*** *residents only:* answer for immune disorder excluding HIV status.) ☐ Yes ☐ No
6. Have you ever used, or been treated for the use of cocaine, marijuana, heroin, or any other addictive or illegal drugs? ☐ Yes ☐ No
7. Have you ever been advised by a medical professional to reduce or stop drinking alcohol, or received treatment of any kind for the use of alcohol? ☐ Yes ☐ No
8. Do you currently drink alcoholic beverages? ☐ Yes ☐ No
   If "Yes," type and number of drinks, cans or glasses per week ______________________________
9. Have you, in the past five years, been disabled, received disability income benefits, or been unable to work or perform and carry out your normal daily functions and activities? ☐ Yes ☐ No
10. Have you, in the past five years, been admitted or advised to be admitted to any hospital or health care facility; or undergone or been advised to have surgery, biopsies, treatment or medical tests that are not included in your answers to any of the preceding questions? (***Wisconsin*** *residents* need only disclose if scheduled or completed.) ☐ Yes ☐ No
11. Have you had any other illness, disease, or injury, not included in your answers to any of the preceding questions? ☐ Yes ☐ No
12. Have you ever attempted suicide or made a suicidal gesture? ☐ Yes ☐ No

B. Family History

(Use "Additional Details" in section C, if necessary.)

	If Living	If Living or While Living			If Deceased	
	Current Age	Health Status	List all Diseases or Disorders	Age at Diagnosis	Cause of Death	Age at Death
Father						
Mother						
Siblings# _____

31-4420
(12/06)

C. Additional Details When providing details to any “Yes” answers, provide specific disease or disorder, date of diagnosis, tests, and medications prescribed. Include Physician, Health Care Provider and/or Hospital name, address, telephone number, and date of last visit. (Use a separate sheet signed and dated by the Proposed Insured, if necessary.) — Section/Question Number Details — D. Primary Care Physician / Health Care Provider —
Do you have a Primary Care Physician or Health Care Provider that has not been included in your answers to any of the preceding questions? ☐ Yes ☐ No If “Yes,” please provide name, address, and telephone number: Date last consulted, reason, medication, and treatment prescribed:
Authorization and Acknowledgement Signatures
I understand that portions or all of the data collected to create this Medical History Statement/Application for Life Insurance Part 2 (Medical History Statement), including my signature, may be transmitted by electronic means and/or retained in electronic format. By signing below, I consent to this transaction by electronic means and confirm that I have not withdrawn my consent. I will receive a paper copy of this Medical History Statement with the Policy Contract, if issued, or upon receipt of a written request directed to Farmers New World Life Insurance Company.
I have read the completed Medical History Statement, or have had it read to me, and agree that all answers are true and complete to the best of my knowledge and belief and will be relied upon to determine my insurability. I acknowledge that this Medical History Statement, completed and signed by me, is part of the Application and will be attached to, and made part of the Policy Contract, if issued.
I also acknowledge that I have read, or have had read to me, the fraud warning and/or other notice listed on Form 31-4226 for my state of residence, if any.
Signed at on Proposed Insured Signature State Month, Day, Year (or parent if Proposed Insured is a juvenile)
Paramedical Examiner Signature Agent or Witness Name (please print or type)
Agent or Witness Signature (if present) Agent Code or Relationship
Paramedical Examiner use only: Urine Specimen must be obtained with every exam. Send Blood and Urine Specimens to assigned laboratory in accordance with instructions provided to your company. Examination was completed at: ☐ Proposed Insured’s office ☐ Proposed Insured’s home ☐ My office ☐ Other Name of Examiner (please print or type) Name of Firm Was the exam conducted in a language other than English? ☐ Yes ☐ No If “Yes,” please complete an Interpretation Amendment and the following: a. Was an interpreter used? ☐ Yes ☐ No If “Yes,” what is the interpreter’s relationship to the Proposed Insured? b. What language was used?
(12/06)

Farmers New World Life Insurance Company Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400 Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008
Variable Universal Life Insurance Disclosure (If there is more than one Policy Owner all Policy Owners must complete a separate Variable Universal Life Disclosure)
I understand that I have applied for a variable universal life insurance policy from Farmers New World Life Insurance Company (FNWL). I have received prospectuses for the underlying funds for the premium allocation options I selected.
Proposed Policy My Agent has reviewed each of these items with me, and I understand that: Owner’s Initials:
1. I am buying a variable universal life insurance policy. I am not investing directly in a mutual fund. This variable universal life insurance policy has investment risk, including the potential that the policy’s value could decrease and the life insurance coverage may be lost.
2. The payments I make, other than loan repayments, are premiums for the policy. I may allocate the Net Premiums to the fixed account, or to subaccounts that I select. Amounts allocated to each subaccount will be invested in distinct underlying portfolios. “Net Premiums” as used here means the premiums I pay, less any premium expense charges, as described in the policy prospectus.
3. Each month, FNWL will deduct charges, as described in the policy prospectus, from the policy’s value. These charges cover issue, insurance and administrative costs and the risk cost of the policy and any optional benefits. The policy prospectus and fund prospectuses describe other fees and expenses which are charged against the assets of the selected subaccounts and of the portfolios in which they invest.
4. Future policy values will depend on all of the following:
- Actual investment results of the subaccount(s) I select; — The interest credited to the fixed account (if selected); — Fees, charges, expenses, and cost of insurance rates; — The amount and timing of premium payments and of any partial surrenders or policy loans I take; and — Any changes I make to the policy.
Policy values may be more or less than premiums paid.
5. I can surrender my policy for the Cash Surrender Value at any time. I can borrow a certain percentage of the policy’s Cash Surrender Value. After the first policy year, I can take partial surrenders up to a certain percentage of the Cash Surrender Value. Policy loans and partial surrenders have other limits, conditions and/or charges, and they will reduce the death benefit amount payable and the contract value available to cover the monthly policy deductions. “Cash Surrender Value” as used here means the contract value of the policy less any surrender charge, minus any monthly deductions due and unpaid, and less any outstanding policy loans. Surrender charges may significantly affect the amount of Cash Surrender Value available for policy loans and partial surrenders. The policy prospectus describes these limits, conditions, effects, and charges in detail.
6. Policy illustrations or sales illustrations, if provided, are hypothetical. Actual investment rates of return and the policy’s performance will vary. Illustrations show only how different rates of return and other assumptions could affect the policy’s values and benefits over time.
7. My application correctly states whether I intend to replace an existing policy to buy this policy. (To “replace” includes to surrender, end, reduce, withdraw or borrow from, or discontinue premium payments on, the existing policy.) If so, I have considered relevant factors under both policies including: a) incontestability and suicide provisions; b) evidences of insurability; c) surrender charges; d) premium payments and insurance rates; e) cash values; f) other fees, charges, investment options and features; and g) any tax consequences of the replacement. I have reviewed my existing coverage with my agent and determined that the replacement is appropriate for my needs and objectives.
8. Neither FNWL nor its Agents give tax or legal advice. I will consult with my own professional tax or legal advisor as I deem appropriate. My tax status and the tax status of the policy will affect taxation of policy values, policy loans, or surrender proceeds. The policy prospectus gives more information.
9. Variable life insurance is designed for long-term buyers who seek life insurance benefits and a choice of investment options for the policy’s value. I have reviewed my insurance needs and financial objectives with my Agent. I have determined that the policy is affordable and is appropriate for my needs or objectives.
10. This policy is not backed by the Federal Government or any banking institution. This policy is not insured by the Federal Deposit Insurance Corporation (FDIC) or the Federal Saving and Loan Insurance Corporation (FSLIC).
Proposed Policy Owner SignatureDate Proposed Policy Owner Name (please print)
I have reviewed each of these items with the Proposed Policy Owner: Agent/Representative Signature Agent Code
31-4439
22507

Farmers New World Life Insurance Company
Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400
Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975
Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008

Policy Number:

Variable Policy Application Supplement
(Please use form 31-4313 for LifeAccumulator)

Proposed Insured:	Indicate Plan (check one): ☐FEVUL ☐ FVA
Suitability Information on Policy Owner — Print name of Policy Owner if other than Insured:

Net Worth (including residence)
     ☐ $0 – $150,000
     ☐ $150,001 – $250,000
     ☐ $250,001 – $500,000
     ☐ over $500,000
Financial & Investment Objectives
     ☐ Increase current income
     ☐ Aggressive Growth
     ☐ Combination of the above
     ☐ Other
Risk Tolerance
     ☐ Conservative
     ☐ Moderate
     ☐ Aggressive

Premium Allocation: Indicate how premiums are to be allocated among investments in the subaccounts until later changed by the Policy Owner(s). (Note: If no allocation is selected, 100% of premium will be allocated to the Fixed Account.) The initial premium payment will be allocated to the Fixed Account for the period described in the prospectus.
I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in whole numbers.)
     Fidelity VIP FundsManager Portfolios: ___% Conservative      ___% Balanced       ___% Growth       ___% Aggressive Growth
     Fidelity VIP Freedom Funds: ☐ 2005      ☐ 2010      ☐ 2015      ☐ 2020      ☐ 2025      ☐ 2030
•	PVC Strategic Asset Management (SAM) Portfolio:

___% Flexible Income ___% Conservative Balanced ___% Balanced ___% Conservative Growth ___% Strategic Growth

•	DWS Variable Series I (Class A Shares)
___% Bond VIP

___% Global Opportunities VIP

___% Growth and Income VIP

___% International VIP
•	DWS Variable Series II (Class A Shares)
___% Government & Agency Securities VIP

___% High Income VIP

___% Money Market VIP

___% Small Cap Growth VIP

___% DWS Dreman High Return Equity VIP
•	Dreyfus (Service Class Shares)
___% Socially Responsible Growth Fund, Inc.
•	Dreyfus Variable Investment Fund (Service Class Shares)
___% Developing Leaders Portfolio

___% Quality Bond Portfolio
•	Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares)
___% VIP Growth Portfolio

___% VIP Index 500 Portfolio

___% VIP Mid-Cap Portfolio
•	Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)
___% Franklin Small-Mid Cap Growth Securities Fund

___% Franklin Small Cap Value Securities Fund

___% Templeton Developing Markets Securities Fund

___% Templeton Global Asset Allocation Fund
•	Goldman Sachs Variable Insurance Trust (Institutional Class)
___% Capital Growth Fund

___% Structured Small Cap Equity Fund
•	Janus Aspen Series
___% Balanced Portfolio (Service Shares)

___% Forty Portfolio (Institutional Shares)

___% Mid Cap Growth Portfolio (Service Shares)
•	PIMCO Variable Insurance Trust (Administrative Class Shares)
___% Foreign Bond Portfolio (U.S. Dollar-Hedged)

___% Low Duration Portfolio
•	Principal Variable Contracts Fund, Inc. (Class 2 Shares)
___% Equity Income Account 1

___% Mid Cap Stock Account

___% Small Cap Growth Account

___% West Coast Equity Account
•	Fixed Account (Must be used if DCA Requested)
___% Fixed Account

Optional Premium Allocation Feature:

☐	I elect Automatic Asset Rebalancing (AAR) among the accounts chosen above (excluding Fixed Account).
I elect to have the assets in the subaccounts moved to match the Premium Allocation elections.
Additional Optional Features:

☐	I elect Dollar Cost Averaging (DCA) $ ($100 minimum) per month from the Fixed Account. The starting balance of the Fixed Account must be at least equal to the requested transfer amount. Transfers will continue until the Policy Owner(s) instructs otherwise, or until all money has been transferred out of the Fixed Account, whichever is earlier.

Additional Optional Features (continued):
I allocate DCA as follows: (All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.)
     Fidelity VIP FundsManager Portfolios: ___% Conservative      ___% Balanced       ___% Growth       ___% Aggressive Growth
     Fidelity VIP Freedom Funds: ☐ 2005      ☐ 2010      ☐ 2015      ☐ 2020      ☐ 2025      ☐ 2030
•	PVC Strategic Asset Management (SAM) Portfolio:

___% Flexible Income ___% Conservative Balanced ___% Balanced ___% Conservative Growth ___% Strategic Growth

•	DWS Variable Series I (Class A Shares)
___% Bond VIP

___% Global Opportunities VIP

___% Growth and Income VIP

___% International VIP
•	DWS Variable Series II (Class A Shares)
___% Government & Agency Securities VIP

___% High Income VIP

___% Money Market VIP

___% Small Cap Growth VIP

___% DWS Dreman High Return Equity VIP
•	Dreyfus (Service Class Shares)
___% Socially Responsible Growth Fund, Inc.
•	Dreyfus Variable Investment Fund (Service Class Shares)
___% Developing Leaders Portfolio

___% Quality Bond Portfolio
•	Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares)
___% VIP Growth Portfolio

___% VIP Index 500 Portfolio

___% VIP Mid-Cap Portfolio
•	Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)
___% Franklin Small-Mid Cap Growth Securities Fund

___% Franklin Small Cap Value Securities Fund

___% Templeton Developing Markets Securities Fund

___% Templeton Global Asset Allocation Fund
•	Goldman Sachs Variable Insurance Trust (Institutional Class)
___% Capital Growth Fund

___% Structured Small Cap Equity Fund
•	Janus Aspen Series
___% Balanced Portfolio (Service Shares)

___% Forty Portfolio (Institutional Shares)

___% Mid Cap Growth Portfolio (Service Shares)
•	PIMCO Variable Insurance Trust (Administrative Class Shares)
___% Foreign Bond Portfolio (U.S. Dollar-Hedged)

___% Low Duration Portfolio
•	Principal Variable Contracts Fund, Inc. (Class 2 Shares)
___% Equity Income Account 1

___% Mid Cap Stock Account

___% Small Cap Growth Account

___% West Coast Equity Account

☐ I elect the Guaranteed Minimum Death Benefit Rider. (Variable Annuity only; where available. Additional fee will apply.)
Telephone Transfer Authorization:
I (We), as Policy Owner(s), authorize Farmers New World Life Insurance Company (FNWL) to act upon my telephone transfer requests.
I (We) understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product’s prospectus.
Telephone transfer is authorized unless the following box is checked: ☐ I (We) prefer not to authorize telephone transfers.
Electronic Delivery Election: (If the box is not checked, documents will be provided to you by U.S. mail.)
☐ Yes. By checking “Yes,” I authorize FNWL to provide my variable life and/or annuity prospectus(es), fund company prospectus(es), semi-annual and annual reports, and supplements (collectively, the “documents”) by electronic delivery (CD-ROM, in PDF format or through a hyperlink on the Company’s website). I understand that I must have access to a personal computer with appropriate computer hardware, software and internet access (my internet provider may charge for internet access) to access and view the documents. I may request paper copies of the documents at any time without revoking my electronic delivery election. I can revoke my electronic delivery selection at any time by contacting FNWL by telephone or by mail.
Sales Illustration: If a hypothetical sales illustration was used during the sales process, then please attach a copy.
I (We) understand that the amount and duration of the policy’s death benefit may vary under the specified conditions. Policy Values may increase or decrease in accordance with the investment experience of the investments held in the subaccount(s). Illustrations of benefits, including Death Benefits, Policy Values and Cash Surrender Values, are available upon request. I (We) acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. I (We) understand that portions or all of the data collected to create this Variable Policy Application Supplement (Supplement), including my (our) signature(s), may be transmitted by electronic means and/or retained in electronic format. By signing below, I (we) consent to this transaction by electronic means and confirm that I (we) have not withdrawn my (our) consent. I (We) will receive a paper copy of this Supplement with the policy contract, if issued, or upon receipt of a written request directed to Farmers New World Life Insurance Company. I (We) have read the completed Supplement, or have had it read to me (us), and agree that all information is true and complete to the best of my (our) knowledge and belief. I (We) agree that it forms a part of my (our) application and is subject to the terms and conditions found in the application and the policy, if issued. I (We) also acknowledge that I (we) have read, or have had read to me (us), the fraud warning and/or other notice listed on Form 31-4226 for my (our) state of residence, if any.

Proposed Insured Signature

Proposed Policy Owner Signature (if other than the Proposed Insured)

Agent/Representative Signature as Witness

Signed at		on

	State		Month, Day, Year

Proposed Policy Co-Owner Signature

Agent Code